Exhibit 99.1

NAVISTAR, CATERPILLAR REACH AGREEMENT ON EXPANDED SUPPLY RELATIONSHIP;
SET FRAMEWORK FOR ON-GOING BUSINESS COLLABORATION

Pending Litigation Between The Companies Will Be Dismissed

WARRENVILLE, Ill. - August 24, 2006 - Navistar International Corporation (NYSE: NAV), the nation’s largest combined commercial truck and mid-range diesel engine producer, announced today that it has reached an agreement with Caterpillar Inc. (NYSE:CAT) on a new ongoing business relationship that includes new licensing and supply agreements.

As part of the agreement, both companies have agreed to dismiss all pending litigation, some of which date back to 2001. Financial terms of the agreement are not being disclosed, but it is anticipated that the agreement will not have a material impact on Navistar’s financial position, cash flow or results of operations.

A major component of the agreement involves new supply agreements between the two companies that include on-highway truck engines, fuel injectors, remanufactured components and other products.

“This agreement sets in place the framework for further expansion of our long relationship with Caterpillar,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “I am extremely pleased that we have been able to reach agreement on issues that were a distraction to both companies, and can concentrate on working together to continue to build a productive and prosperous relationship.”

“Navistar is a very important customer to Caterpillar, and I’m pleased we’re able to settle our differences and move forward in a positive way,” said Jim Owens, Caterpillar chairman and chief executive officer. “This agreement provides a solid foundation for a continued long-term business relationship that benefits us both.”

Part of the agreement calls for Caterpillar Remanufacturing to act as International’s lead global remanufacturing service provider.  Under this new relationship, the parties will examine and explore opportunities to enhance the overall value of International’s remanufactured products and services.

“We are pleased to forge an alliance with Caterpillar Remanufacturing,” said Phyllis Cochran, International vice president and general manager of the company’s parts operations.  “We will leverage Caterpillar’s product development capabilities to accelerate introduction of reman products at lower cost and improved quality.”

“This opportunity is a natural extension to the remanufacturing program that we offer today for Cat branded truck engines,” said Steve Fisher, Caterpillar vice president. “We look forward to the opportunity to support International’s initiative of increase truck value by offering a world-class remanufactured products program.”

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Exhibit 99.1 (Continued)

Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation. The company produces International® brand commercial trucks, mid-range diesel engines, IC brand school buses, Workhorse brand chassis for motor homes and step vans, and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. Navistar is also a provider of truck and diesel engine parts and service sold under the International® brand. A wholly owned subsidiary offers financing services. Additional information is available at: www.nav-international.com.

Forward Looking Statements

Information provided and statements contained in the presentation that are not purely historical are forward -looking statements. Such forward-looking statements only speak as of the date of the presentation and the company assumes no obligation to update the information included in the presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions , including the risk of continued delay in the completion of our financial statements and the consequences thereof, the availability of funds, either through cash on hand or the company’s other liquidity sources, to repay any amounts due should any of the company’s debt become accelerated, and decisions by suppliers and other vendors to restrict or eliminate customary trade and other credit terms for the company’s future orders and other services, which would require the company to pay cash and which could have a material adverse effect on the company’s liquidity position and financial condition. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 8-K filed on April 12, 2006.

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